Exhibit 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No 333-149916, as amended and File No 333-145098, as amended) of Freeseas Inc. and in the related Prospectuses, of our report dated June 16, 2010, with respect to the consolidated financial statements of Freeseas Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
June 16, 2010
Athens, Greece